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March 15, 1994



Amax Gold, Inc.
9100 East Mineral Circle
Englewood, CO 80155

RE:  Audit of Ore Reserves for Sleeper Mine

Gentlemen:

We hereby authorize the reference to the following described report prepared by DMBW, Inc. (Derry, Michener, Booth & Wahl) ("DMBW") in an Annual Report on Form 10-K to be filed by Amax Gold Inc. ("AGI") with the Securities and Exchange Commission ("SEC"):

     Audit of December 31, 1993 Ore Reserves at the Sleeper Mine, Humboldt County, Nevada, dated February 7, 1994, prepared for Amax Gold Inc.

We further consent to the incorporation by reference of said report in Registration Statements No. 33-43076, No. 33-43383, and No. 33-36612, each filed by AGI with the SEC, as well as reference to our firm under the caption "Experts" in such Registration Statements, as such Registration Statements may be amended.

Very truly yours,



DMBW, Inc.
(Derry, Michener, Booth & Wahl)



 /s/ I.S. Parrish
By:  I.S. Parrish   Title:  President
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